Exhibit 10.21

August 6, 2012

Michael D. Fricklas

c/o Viacom Inc.

1515 Broadway

New York, New York 10036

Dear Mr. Fricklas:

Reference is made to your employment agreement, dated October 2, 2009 with Viacom Inc. (the “Company”). All defined terms used without definitions shall have the meanings provided in your Employment Agreement.

This letter, when fully executed below, shall amend your Employment Agreement as follows:

1. Contract Period. Paragraph 1 shall be amended to change the date representing the end of the Contract Period in the first and second sentences from “June 30, 2013” to “June 30, 2016.”

If the foregoing correctly sets forth our understanding, please sign, date and return all four (4) copies of this letter agreement and release to the undersigned for execution on behalf of the Company; after this letter agreement has been executed by the Company, it shall constitute a binding amendment to your Employment Agreement.

Very truly yours,

VIACOM INC.

By:	/s/ Denise White
Denise White
Executive Vice President
Human Resources and Administration

ACCEPTED AND AGREED:

/s/ Michael D. Fricklas
Michael D. Fricklas

Dated:	8-10-12